Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report, dated March 1, 2002, on the consolidated statements of income, shareholders’ equity, and cash flows of The PNC Financial Services Group, Inc. and subsidiaries for the year ended December 31, 2001, included in this Form 10-K and to its incorporation by reference in the following Registration Statements:

•	Forms S-8 relating to the Corporation’s 1997 Long-Term Incentive Award Plan (formerly the Corporation’s 1987 Senior Executive Long-Term Incentive Award Plan, as amended the 1992 Long-Term Incentive Award Plan) (Nos. 33-28828, 33-54960, 333-53806, and 333-110758)

•	Form S-3 relating to the Corporation’s Dividend Reinvestment and Stock Purchase Plan (No. 333-19003)

•	Form S-8 relating to the Corporation’s Employee Stock Purchase Plan (No. 333-25867)

•	Forms S-8 relating to the Corporation’s Incentive Savings Plan (formerly The PNC Financial Services Group, Inc. Incentive Savings Plan and PNC Retirement Savings Plan) (Nos. 33-25140, 333-03901, and 333-65042)

•	Forms S-8 relating to the Corporation’s Supplemental Incentive Savings Plan and the Corporation and Affiliates’ Deferred Compensation Plan (Nos. 333-18069 and 333-65040)

•	Forms S-3 relating to the shelf registration of capital securities of PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F, fully and unconditionally guaranteed, to the extent described therein, by the Corporation (Nos. 333-50651, 333-50651-01, 333-50651-02, 333-50651-03, and 333-50651-04)

•	Forms S-3 relating to the shelf registration of debt securities of PNC Funding Corp., unconditionally guaranteed by the Corporation, and/or warrants to purchase such debt securities, and/or common stock and/or preferred stock and/or depository shares of the Corporation and/or warrants to purchase such common stock, preferred stock and/or depository shares (Nos. 333-69576 and 333-69576-01)

•	Form S-8 relating to the Corporation’s 1996 Executive Incentive Award Plan (No. 333-74666)

/s/    Ernst & Young LLP

Pittsburgh, Pennsylvania

March 12, 2004